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                                                                 Exhibit 3.54(a)

                                                                  FILED
                         CERTIFICATE OF INCORPORATION
                                                               SEP 29 1987 9 AM
                                      OF
                                                                [SIGNATURE
                         CANNELTON COAL SALES COMPANY          APPEARS HERE]

                                                              SECRETARY OF STATE


          FIRST:  The name of the Corporation is CANNELTON COAL SALES COMPANY.

          SECOND: It's registered office in the State of Delaware is to be located at 1207 King Street, Wilmington, Delaware 19801, located in New Castle County.
The registered agent in charge thereof is WILLIAM L. GARRETT, JR.

          THIRD: The nature of the business or purposes to be conducted or promoted is: To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

          FOURTH: The amount of total authorized capital stock in this corporation is One Hundred (100) shares, no par value.

          FIFTH: The name and address of the incorporator is as follows:



                             WILLIAM L. GARRETT, JR., ESQUIRE
                             O'Donnell & Garrett, P.A.
                             1207 King Street
                             Wilmington, Delaware 19899
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          SIXTH:    In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

                    To make, alter or repeal the by-laws of the corporation; To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation; To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.


          By a majority of the whole Board, to designate one or more committees, each committee to consist of two or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution or in the by-laws of the corporation, shall have and may exercise the powers of the Board of Directors in the

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management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; provided, however, the by-laws may provide that in the absence or disqualification of any member of such committee or committees, the number of members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

          When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding, having voting power given at a stockholder's meeting duly called upon such vote as in required by statute, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding to sell, lease, or exchange all or substantially all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property, including shares of stock in and/or other securities of, any other corporation or corporations, as its Board of Directors shall deem expedient and for the best interests of the corporation.

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          SEVENTH: The corporation is to have perpetual existence.

          EIGHTH: Meeting of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the corporation. Election of Directors need not be written ballot unless the by-laws of the corporation shall so provide.

          NINTH:   The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation or in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.


          I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true and accordingly have hereunto set my Hand and Seal this 28th day of September, A.D.
                                                    ----
1987.

                                        /s/ William L. Garrett, Jr.      (SEAL)
                                       ----------------------------------
                                        WILLIAM L. GARRETT, JR.

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STATE OF DELAWARE )
                  ) SS:
NEW CASTLE COUNTY )


         BE IT REMEMBERED, that on this 28th day of September, A.D. 1987,
                                        ----
personally came before me, a Notary Public for the State of Delaware, WILLIAM L. GARRETT, JR., ESQ., the party of the foregoing Certificate of Incorporation, known to me personally to be such, and acknowledged the said Certificate to be the act and deed of the signer and that the facts herein stated are true.



                                       [UNKNOWN SIGNATURE APPEARS HERE]
                                       -----------------------------------------
                                                      Notary Public


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